Exhibit 10.6

LIPELLA PHARMACEUTICALS INC.

2020 STOCK INCENTIVE PLAN

Effective July 6, 2020

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.1         Purpose. The purpose of the Lipella Pharmaceuticals Inc. 2020 Stock Incentive Plan (as amended from time to time, the “Plan”) is to assist the Company in attracting and retaining highly competent employees, officers, directors, consultants and advisors, to act as an incentive in motivating selected employees, officers, directors, consultants and advisors of the Company to achieve long-term corporate objectives, and to allow those employees, officers, directors, consultants and advisors to share the benefits of future growth in the value of the Company by providing them with the opportunity to acquire Common Stock.

1.2         Adoption and Term. The Plan has been approved by the Board as of July 6, 2020 and will be effective as of such date (the “Effective Date”). This Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.1         Affiliate shall have the meaning given to such term in Section 8.6(a)(ii).

2.2         Acquiring Corporation shall have the meaning given to such term in Section 8.9(b).

2.3         Award means any one or a combination of Non-Qualified Stock Options described in Article VI, Incentive Stock Options described in Article VI or Restricted Shares described in Article VII.

2.4         Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.5         Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.6         Board means the Board of Directors of the Company.

2.7         Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)         The consummation (i.e., closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(b)         The consummation (i.e., closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or other disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or other disposition, following such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(c)         prior to the occurrence of a public offering of the Company’s securities, the consummation of any transaction in connection with which 50% or more of the Company’s Common Stock beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by the Company’s shareholders immediately prior to such transaction is disposed of and no longer held by those shareholders; or

(d)        a complete liquidation or dissolution of the Company.

2.8         Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.9         Company means Lipella Pharmaceuticals Inc., a Delaware corporation, and its successors.

2.10        Committee shall have the meaning given to such term in Section 3.1(a).

2.11        Common Stock means Common Stock of the Company, $.0001 par value per share.

2.12        Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13        Date of Grant means the date designated by the Board as the date as of which it grants an Award, which shall not be earlier than the date on which the Board approves the granting of such Award.

2.14        Deferral Right is defined in Section 8.8.

2.15        Deferred Payments is defined in Section 8.8

2.16        Effective Date is defined in Section 1.2.

2.17        Exchange Act means the Securities Exchange Act of 1934, as amended.

2.18        Fair Market Value means, on any date, the fair market value of the Common Stock as determined under procedures established by the Board from time to time in good faith, provided that any such determination shall comply with the requirements of Section 409A of the Code. The Fair Market Value may differ depending on whether it refers to the grant, exercise, vesting, or settlement or payout of an Award.

2.19        Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.20        Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.21        Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.22        Options mean all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23        Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24        Participant means a person designated to receive an Award under the Plan in accordance with Section 5.1.

2.25        Participant Shares are any shares of Common Stock issued or issuable to a Participant pursuant to an Award, including shares of Common Stock issued pursuant to Article VIII and shares of Common Stock issued upon the exercise of Option or shares of Common Stock issued in connection with a dividend or pursuant to Section 8.9 of this Plan.

2.26        Plan shall have the meaning given to such term in Section 1.1.

2.27        Purchased Restricted Shares shall have the meaning given to such term in Section 7.1.

2.28        Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.1(b).

2.29        Repurchase Option shall have the meaning given to such term in Section 8.8.

2.30        Repurchase Price shall have the meaning given to such term in Section 8.8.

2.31        Repurchased Shares shall have the meaning given to such term in Section 8.8.

2.32        Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.33        Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates or, in the case of a Participant who is a non-employee member of the Board, retirement under the Board’s retirement policy, if any.

2.34        Shareholders Agreement shall have the meaning given to such term in Section 8.15.

2.35        Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.36        Termination of Service means (a) with respect to Participants who are employees of the Company, the termination of a Participant’s employment with the Company for any reason, including death, disability, retirement, or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company; (b) with regard to a member of the Board who is not an employee, the date on which the individual ceases to be a member of the Board for any reason; and (c) with regard to consultants, advisors and any other Participant who is neither an employee nor a member of the Board, the termination of a business relationship, for any reason, between the Participant and the Company or its Affiliates. In such case, a Termination of Service shall be deemed to have occurred as of the date written notice to that effect is given. The Board shall, in its discretion, determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a leave of absence constitutes a Termination of Service.

ARTICLE III

ADMINISTRATION

3.1          Board.

(a)          Duties and Authority. The Plan shall be administered by the Board. The Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Board may, subject to compliance with applicable legal requirements, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may appoint a committee to exercise any of the powers and authority conferred upon the Board under the Plan (“Committee”). In the event of such delegation of authority or appointment of Committee, references in the Plan to the Board shall be deemed to refer, as appropriate, to the delegate of the Board or the Committee, as the case may be.

(b)          Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

3.2          Compliance with Section 409A of the Code. The Company intends that no Awards granted under the Plan shall be considered to provide for the deferral of compensation under Section 409A of the Code and, accordingly, this Plan shall be so administered and construed. Further, the Company may modify the Plan and any Award to the extent necessary to fulfill this intent. Consistent with the intent of this Section 3.2, in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Board, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan.

ARTICLE IV

SHARES

4.1          Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 2,500,000 shares of Common Stock. No more than 2,500,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options. The foregoing share limits shall be subject to adjustment in accordance with Section 8.9. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.2          Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.2(a), or surrendered, forfeited or repurchased pursuant to this Plan including, without limitation, Sections 8.6 or 8.8, may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan.

ARTICLE V

PARTICIPATION

5.1          Eligible Participants. Participants in the Plan shall be such employees, officers, directors, consultants and advisors of the Company and its subsidiaries as the Board, in its sole discretion, may designate from time to time. The Board’s designation of a Participant in any year shall not require the Board to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Board to include such Participant under other portions of the Plan. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

ARTICLE VI

STOCK OPTIONS

6.1          Option Awards.

(a)         Grant of Options. The Board may grant, to such Participants as the Board may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Board. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)         Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Board; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options shall be equal to or greater than the Fair Market Value of such Common Stock on the Date of Grant.

(c)         Designation of Options. The Board shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

(d)         Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(e)         Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 8.4 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 8.9.

6.2         Terms of Stock Options.

(a)         Conditions on Exercise. An Award Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, without limitation, periodic installments) as may be determined by the Board at the time of grant.

(b)         Duration of Options. Options shall terminate upon the first to occur of the following events:

(i)           Expiration of the Option as provided in the Award Agreement; or

(ii)          Except as otherwise provided in the Award Agreement or permitted by the Board pursuant to Section 6.2(c) below, a Participant’s disability, retirement, death or other Termination of Service; or

(iii)         In the case of an Incentive Stock Option, ten years from the Date of Grant.

(c)          Acceleration or Extension of Exercise Time. The Board, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option (i) prior to the time such Option would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option under the terms of the Award Agreement, or (iii) after the expiration of the Option.

6.3          Exercise Procedures. Each Option granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option by written notice to the Company or by such other method as provided in the Award Agreement or as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Board may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Board deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Board deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Board shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.4          Change in Control. The Award Agreement may, in the Board’s discretion, provide that in the event of a Change in Control, all or some portion of the Options outstanding on the date of such Change in Control shall become immediately and fully exercisable; absent such provision in the Award Agreement, Options shall not immediately vest upon a Change in Control. The provisions of this Section 6.4 shall not be applicable to any Options granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

6.5          Early Exercise. An Award Agreement may, but need not, provide that the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. Absent such a provision in the Award Agreement, Options are not exercisable prior to the vesting thereof. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time(s) and/or the event(s) that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock which are not subject to such repurchase right, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES

7.1          Restricted Share Awards. The Board may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Board shall establish. Without limitation of the foregoing, the Board may require that one or more Participants pay for Restricted Shares such amount as shall be determined by the Board (such payment method to be determined by the Board) (such Restricted Shares are referred to herein as “Purchased Restricted Shares”). The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.

(a)           Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Board, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)           Shareholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.1(a), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, without limitation, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1(a).

(c)           Restriction on Transferability. Except as otherwise permitted by the Company, none of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)          Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Board, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, as determined by the Board in its sole and absolute discretion, subject to the requirements of Section 8.5, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law and other restrictions imposed hereunder.

7.2         Terms of Restricted Shares.

(a)          Forfeiture of Restricted Shares. Subject to Sections 7.2(b) and 7.3, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Board shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b)          Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Board may at any time and from time to time, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement (including, without limitation, the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Board shall determine.

(c)          Purchased Restricted Shares. If the forfeited Restricted Shares are Purchased Restricted Shares, the Company shall pay to the Participant the amount paid by the Participant for such forfeited Restricted Shares which purchase price may be in the form of immediately available funds and/or the release of debt if and to the extent that the Participant paid all or a portion of the purchase price through debt, as determined by the Board.

7.3          Change in Control. The Restricted Shares Award Agreement may, in the Board’s discretion, provide that in the event of a Change in Control, all or any part of the restrictions applicable to the Restricted Shares Award shall terminate and the Participant shall immediately have the right to the delivery of share certificate or certificates for the relevant shares in accordance with Section 7.1(d); absent such provision in the Restricted Shares Award Agreement, the restrictions applicable to the Restricted Shares Award shall not terminate upon a change in control.

ARTICLE VIII

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

8.1          Plan Provisions Control Award Terms. Except as provided in Section 8.19, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Board have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 8.3 and Section 8.9, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

8.2          Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Board expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

8.3          Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Board.

8.4          Limitation on Transfer. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Board may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Board may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

8.5         Taxes. The Company shall be entitled, if the Board deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board and shall be payable by the Participant at such time as the Board determines in accordance with the following rules:

(a)         The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)         The Board shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant’s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c)         In the case of Participants who are subject to Section 16 of the Exchange Act, the Board may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

8.6         Certain Conditions on Awards

(a)         Covenants. Except as may be provided in the applicable Award Agreement, as a condition for participation in this Plan, the Participant shall agree and covenant as follows:

(i)           Noncompetition. From the Date of Grant and continuing for a period of twelve (12) months immediately following the Participant’s Termination of Service, the Participant shall not directly or indirectly engage in or become associated as an employee, consultant, partner, owner, agent, stockholder, officer or director of, or otherwise have a business relationship with, any person or organization engaged in, or about to become engaged in, a business that competes, directly or indirectly, with the business of the Company or its Affiliates within the United States of America and any of its possessions and any other location in which the Company has an office.

(ii)          Nonsolicitation of Clients. For a period of twenty-four (24) months immediately following the Participant’s Termination of Service, the Participant shall not (A) induce or attempt to induce, directly or indirectly, any Client (as defined below) to cease doing business with the Company, (B) induce or attempt to induce, directly or indirectly, any Client or Prospective Client (as defined below) to not commence doing business with the Company, or (C) solicit the business of any Client or Prospective Client. “Client” means a client of the Company or a client with which the Company has done business in the one year period ending on the Participant’s Termination of Service, and all Affiliates thereof. “Prospective Client” means any potential client of the Company, which the Company has either contacted within the one-year period ending on the Participant’s Termination of Service or has been identified by the Company as a potential client during such one-year period, and all Affiliates thereof. “Affiliate” means a person or entity that controls, is controlled by, or is under common control with, any Client or Prospective Client.

(iii)        Nonsolicitation of Company Employees. From the Date of Grant and continuing for a period of twenty-four (24) months immediately following the Participant’s Termination of Service, the Participant shall not either directly or indirectly solicit, induce, recruit or encourage any of the employees or prospective employees of the Company or any Affiliate thereof to leave their employment; or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company or any Affiliate thereof, either for the Participant’s own benefit or for any other person or entity.

(b)          Violation of Covenants. In the event that the Board determines that the Participant has violated any of the covenants contained in Section 8.6(a), then at the sole discretion of the Board:

(i)           all of the Participant’s unexercised Options (whether vested or not) shall terminate immediately;

(ii)          all of the Participant’s Restricted Shares shall be forfeited to the Company and, if and to the extent that such Restricted Shares are Purchased Restricted Shares, the Company shall pay to the Participant the amount paid by the Participant for such forfeited Restricted Shares which purchase price may be in the form of immediately available funds and/or the release of debt if and to the extent that the Participant paid all or a portion of the purchase price through debt, as determined by the Board;

(iii)         to the extent that the Participant has previously exercised an Option (including any exercise of the unvested portion of the Option under Section 6.5 above) in respect of Common Stock still held by the Participant, then at the option of the Company, the Participant, upon notice from the Company of the Participant’s obligations under this Section 8.6(b)(iii), shall either (A) immediately deliver to the Company an amount in cash equal to the then-Fair Market Value of such Common Stock less the aggregate Purchase Price and taxes paid by or on behalf of the Participant with respect to such Option exercise, or (B) sell such Common Stock to the Company for an amount equal to the aggregate Purchase Price and taxes paid by the Participant with respect to such Option exercise;

(iv)         to the extent that the Participant has previously exercised an Option (including any exercise of the unvested portion of the Option under Section 6.5 above) in respect of Common Stock of which the Participant has disposed, the Participant, upon notice from the Company of the Participant’s obligations under this Section 8.6(b)(iii), shall immediately pay the Company an amount equal to the amount realized by the Participant upon the disposition of such Common Stock less the aggregate Purchase Price and taxes paid by the Participant with respect to such Option exercise;

(v)          to the extent that the Participant has previously been granted Restricted Shares that are no longer restricted (the “Vested Restricted Shares”), then at the option of the Company, the Participant, upon notice from the Company of the Participant’s obligations under this Section 8.6(b)(v), shall either (A) immediately deliver to the Company an amount in cash equal to the then-Fair Market Value of such Vested Restricted Shares less the taxes paid by the Participant upon receipt of the Vested Restricted Shares, or (B) sell such Vested Restricted Shares to the Company for an amount equal to the taxes paid by the Participant upon receipt of the Vested Restricted Shares or, if the Vested Restricted Shares are Purchased Restricted Shares, the amount paid by the Participant for such forfeited Restricted Shares which purchase price may be in the form of immediately available funds and/or the release of debt if and to the extent that the Participant paid all or a portion of the purchase price through debt, as determined by the Board;

(vi)         to the extent that the Participant has previously been granted Restricted Shares in respect of Common Stock of which the Participant has disposed (regardless of whether the Restricted Shares are or were Vested Restricted Shares), the Participant, upon notice from the Company of the Participant’s obligations under this Section 8.6(b)(vi), shall immediately pay the Company an amount equal to the amount realized by the Participant upon the disposition of such Common Stock less the aggregate taxes paid by the Participant upon receipt of the Restricted Shares;

(vii)        the notice described in subsections (ii) – (vi) of this Section 8.6(b) may be given at any time within twelve months after the expiration of the applicable covenant period under Section 8.6(a). In addition, the Company shall have the right to require appropriate documentation regarding the amount of any taxes paid by or on behalf of the Participant with respect to any Option exercise or receipt of Restricted Shares.

8.7          Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Board and the holder approve. With the consent of the Participant, the Board may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that if the Company’s stock is publicly traded and such approval is required by the rules of any applicable stock exchange, no such substitution shall be permitted without the approval of the Company’s shareholders.

8.8          Repurchase Option. Unless otherwise provided in the Award Agreement, each Award (together with any Common Stock issued or isssuable upon the exercise of an Option) shall be subject to the right and option of the Company to purchase Participant Shares upon such Participant’s Termination of Service for whatever reason (the “Repurchase Option”) (the Participant Shares as to which the Repurchase Option has been exercised are referred to herein as the “Repurchased Shares”). The Company may exercise the Repurchase Option, in whole or in part, within one hundred and eighty (180) days following the Termination of Service, by giving a written notice to the Participant. Such a notice shall set forth the date of sale, the price per Repurchased Share, the terms of payment, and the other terms and conditions of the sale. If an execution of any Option shall occur after the Termination of Service, then the Company may exercise its Repurchase Option, with regard to the newly issued Shares, within one hundred eighty (180) days following the issuance of such Shares to the Optionee. The purchase price at which the Repurchased Shares will be acquired shall be the Fair Market Value per share of the Common Stock of the Company multiplied by the number of such Repurchased Shares (“Repurchase Price”). The Repurchase Price may, in the Company’s discretion, be paid in one lump-sum payment at the settlement or paid in five (5) equal annual installments over five (5) years (or such lesser number of equal installments and/or over such shorter periods) as calculated from the date of the settlement (such election to defer the payment of the Repurchase Price is referred to herein as the “Deferral Right” and the deferred payments are referred to herein as the “Deferred Payments”). The Deferred Payments shall accrue interest at five percent (5%), per annum, and all accrued interest for the relevant period shall be payable on the date the installment payment for that period is due. Deferred Payments shall be payable upon a Change in Control and shall be prepayable by the Company in whole or in part at any time and from time to time without penalty or premium. Settlement for the purchase of the Repurchased Shares pursuant to the provisions of this Section shall be made within thirty (30) days following the date of exercise of the Repurchased Option. All settlements for the repurchase and sale of the Repurchased Shares shall, unless otherwise agreed to by the Company and the Participant, be held at the principal executive offices of the Company during regular business hours. At settlement, the stock certificate or certificates representing the Repurchased Shares shall be delivered by the Participant to the Company, duly endorsed for transfer or with executed stock power attached, with any necessary documentary and transfer tax stamped affixed by the Participant free and clear of all liens, claims and encumbrances except for the terms of this Agreement. The Company may determine whether or not to exercise the Repurchase Option in its sole and absolute discretion, and the failure to exercise the Repurchase Option with respect to one or more Participants shall not constitute a waiver to exercise the Repurchase Option with respect to other Participants.

8.9          Adjustments to Reflect Capital Changes.

(a)          Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be proportionately adjusted to reflect any other event that results in an increase in the number of issued and outstanding shares of Common Stock. The Board shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)          Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards. In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board may, at its election, provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and/or vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 8.9(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c)          Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Board may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

8.10       No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

8.11      Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Affiliates, except as may be provided under the terms of such plans or determined by the Board.

8.12       Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware and construed in accordance therewith.

8.13       No Strict Construction. No rule of strict construction shall be implied against the Company, the Board, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Board.

8.14       Initial Public Offering. As a condition of participation in this Plan, each Participant shall be obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters. The Participants’ obligations under this Section shall apply to any Common Stock issued under the Plan as well as to any and all other securities of the Company or its successor for which Common Stock may be exchanged or into which Common Stock may be converted.

 8.15      Shareholders Agreement. As a condition to the exercise of any Option hereunder or the receipt of Restricted Stock the Participant shall execute a joinder to the Shareholders Agreement between the Company and its stockholders in effect at the time of exercise, including, without limitation, the Shareholders Agreement, dated as of May 26, 2005 between the Company and the shareholders party thereto (as amended from time to time, the “Shareholders Agreement”). If a Shareholders Agreement is not in effect at the time of exercise, as a condition to the exercise of the Option or the receipt of Restricted Shares, the Participant will agree in writing that, upon request of the Company, the Participant will execute and deliver a Shareholders Agreement containing such restrictions on the transfer of the Company’s securities, and such other provisions as shall, in the sole judgment of the Board reflect commercially reasonable terms. The Company shall have no obligation to issue shares to the Participant unless and until the Participant has complied with this Section.

8.16       Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

8.17       Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

8.18       Amendment and Termination.

(a)          Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)          Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

8.19       Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Board in its sole discretion may determine from time to time. The Board may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.